EXHIBIT 99.1

First Mid Bancshares, Inc. Completes Acquisition of Two Rivers Financial Group, Inc.

MATTOON, Ill., March 02, 2026 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (“First Mid” or the “Company”) announced today that the acquisition of Two Rivers Financial Group, Inc. (“Two Rivers”) has been completed.

As of 12/31/2025, Two Rivers had approximately $1.2 billion in assets, $883 million in loans, $1.0 billion in deposits, and more than $1.2 billion in trust and wealth assets under management through 14 locations in Iowa. With the completion of this acquisition, First Mid has approximately $9.1 billion in total assets and $7.9 billion in total trust and wealth assets under management.

There are no immediate changes for Two Rivers' customers. The conversion of accounts from Two Rivers is expected to happen in June of this year. Customers will receive information well in advance of any changes that may impact them.

“We welcome Two Rivers' customers and employees to First Mid and are excited to provide expanded services to the strong relationships the Two Rivers team has built over the years,” said Joe Dively, First Mid Chairman and Chief Executive Officer. “We have worked closely with the Two Rivers team over the last few months to ensure a smooth transition.”

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., First Mid Wealth Management Co., and Two Rivers Bank & Trust. First Mid is a $9.1 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 160 years. More information about the Company is available on our website at www.firstmid.com.

Forward Looking Statements

This document may contain certain forward-looking statements about First Mid and Two Rivers, such as discussions of First Mid’s and Two Rivers’ pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and Two Rivers intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Two Rivers are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the transaction between First Mid and Two Rivers will not be realized within the expected time period; the risk that integration of the operations of Two Rivers with First Mid will be materially delayed or will be more costly or difficult than expected; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Two Rivers; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Two Rivers’ loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Two Rivers; accounting principles, policies and guidelines; or any of the other foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, First Mid and Two Rivers do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Austin Frank
SVP, Director of Investor Relations
217-258-5522
afrank@firstmid.com

Jordan Read
Chief Financial and Risk Officer
217-258-3528
jread@firstmid.com